Exhibit 15-1

LETTER OF PRICEWATERHOUSECOOPERS LLP RE

UNAUDITED INTERIM FINANCIAL STATEMENTS

October 26, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 6, 2007 on our review of interim financial information of Jersey Central Power & Light Company for the three and six-month periods ended June 30, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 is included in its Registration Statement on Form S-4 dated October 26, 2007.

Very truly yours,

PricewaterhouseCoopers LLP